As filed with the Securities and Exchange Commission on March 4, 2004
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                        Endurance Specialty Holdings Ltd.
             (Exact Name of Registrant as Specified in Its Charter)

            Bermuda                      6331                   98-0392908
(State or Other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation or              Classification         Identification No.)
        Organization)                 Code Number)

                       Wellesley House, 90 Pitts Bay Road
                             Pembroke HM 08, Bermuda
                                 (441) 278-0400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                                  212-590-9200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                                 ---------------
                                   Copies To:

Susan J. Sutherland, Esq.     John V. Del Col, Esq.       Michael Groll, Esq.
    Skadden, Arps, Slate,       General Counsel and     Sheri E. Bloomberg, Esq.
   Meagher & Flom LLP       Secretary Wellesley House   LeBoeuf, Lamb, Greene &
      Four Times Square         90 Pitts Bay Road            MacRae, L.L.P.
  New York, New York 10036    Pembroke HM 08, Bermuda    125 West 55th Street
     (212) 735-3000              (441) 278-0400           New York, NY 10019
     (212) 735-2000                                        (212) 424-8000
      (facsimile)                                          (212) 424-8500
                                                            (facsimile)
                                 ---------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [X] 333-112258

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

     -------------------------------------------------------------------------------------------
                                                                    Proposed
         Title of Each                             Proposed         Maximum
            Class of                                Maximum         Aggregate       Amount of
        Securities to be      Amount to be       Offering Price     Offering       Registration
           Registered        Registered(1)          Per Share        Price(2)         Fee(3)
           ----------        -------------      ----------------   -------------  --------------
     Ordinary Shares,          10,177,500            $34.85       $354,685,875       $44,938.70
     $1.00 par value........................
     -------------------------------------------------------------------------------------------

(1) Includes 1,327,500 shares subject to the underwriters' over-allotment option; an aggregate of 9,200,000 of the shares shown above were previously registered pursuant to a registration statement on Form S-1 as further described in Note (2) below.

(2) This Registration Statement relates to the Registrant's Registration Statement on Form S-1 (Registration No. 333-112258) (the "Prior Registration Statement"). In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended ("Rule 462(b)"), the amount registered under the Prior Registration Statement (9,200,000 shares) is carried forward to this Registration Statement, and an additional 977,500 ordinary shares are registered hereby.

(3) $4,106.33 is paid pursuant to this Registration Statement. The Registrant has instructed a bank to transmit by wire transfer the filing fee in the amount of $4,106.33 to the Securities and Exchange Commission, the Registrant will not revoke such instruction, and it has sufficient funds in such account to cover the amount of the registration fee. The Registrant also undertakes that it will confirm receipt of such instructions by the bank or wire transfer service during regular business hours on the business day following the filing of this Registration Statement. The remaining $40,832.37 is carried forward from the Prior Registration Statement, for which a filing fee in such amount was paid at the time of registration.

IN ACCORDANCE WITH RULE 462(b) OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT INCORPORATES BY REFERENCE THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 333-112258) TO WHICH THIS REGISTRATION STATEMENT RELATES AND SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               EXPLANATORY NOTE

         This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this explanatory note, the signature page, an exhibit index and the required opinion and consents. Pursuant to Rule 462(b), the contents of the registration statement (including exhibits thereto) on Form S-1 (File No. 333-112258) of Endurance Specialty Holdings Ltd., which was declared effective by the Securities and Exchange Commission at 3:00 p.m. EST, on Wednesday, March 3, 2004, are incorporated by reference into this registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Bermuda, on this 4th day of March, 2004.

                                               ENDURANCE SPECIALTY HOLDINGS LTD.


                                               By: /s/  Kenneth J. LeStrange
                                               -----------------------------
                                               Name:  Kenneth J. LeStrange
                                               Title:  Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                                                Date
         ---------                          -----                                                ----

/s/  Kenneth J. LeStrange           Chairman of the Board, Chief                        March 4, 2004
-------------------------           Executive Officer, President and Director
Name:  Kenneth J. Lestrange
           *
----------------------              Chief Financial Officer and Director                March 4, 2004
Name:  James R. Kroner              (Principal Financial Officer and
                                    Principal Accounting Officer)

          *                          Director                                           March 4, 2004
----------------------
Name:  John T. Baily

          *                         Director                                            March 4, 2004
----------------------
Name:  William H. Bolinder

          *                         Director                                            March 4, 2004
----------------------
Name:  David L. Cole

          *                         Director                                            March 4, 2004
----------------------
Name:  Jonathan J. Coslet

          *                         Director                                            March 4, 2004
----------------------
Name:  Anthony J. DiNovi

          *                         Director                                            March 4, 2004
----------------------
Name:  Bryon G. Ehrhart

          *                         Director                                            March 4, 2004
----------------------
Name:  Charles G. Froland

          *                         Director                                            March 4, 2004
----------------------
Name:  Richard C. Perry

          *                         Director                                            March 4, 2004
----------------------
Name:  Robert A. Spass


  *By:  /s/   Kenneth J. LeStrange
        ---------------------------------
         Name:  Kenneth J. LeStrange
         Attorney-in-fact


                                  EXHIBIT INDEX

      Exhibit
      Number     Description
      ------     -----------
       5.1       Opinion of Appleby Spurling & Kempe.
       23.1      Consent of Independent Auditor.
       23.2      Consent of Appleby Spurling & Kempe. (Contained in Exhibit 5.1)
       24.1      Power of Attorney (Filed as Exhibit 24.1 to the Company's
                 Registration Statement on Form S-1 (File No. 333-112258) and incorporated herein by reference).